UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 23, 2012

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Rosetta Stone Inc. (the “Company”) was held on May 23, 2012 (the “Annual Meeting”).  The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

1.               Election of Class III Directors:  Our stockholders re-elected the following Class III directors to each serve three-year terms expiring on the date of the 2015 annual meeting of stockholders or until his or her successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

John T. Coleman	15,190,446	122,204	4,161,839
Patrick W. Gross	14,222,576	1,090,074	4,161,839
Marguerite W. Kondracke	15,191,627	121,023	4,161,839

2.               Ratification of Appointment of Independent Registered Public Accounting Firm:  Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.

Votes For	Against	Abstain	Broker Non-Votes

19,279,981	97,097	97,411	0

3.               Approval on the Amendment to the 2009 Omnibus Incentive Plan.  Our stockholders approved the amendment to our 2009 Omnibus Incentive Plan.

Votes For	Against	Abstain	Broker Non-Votes

13,943,386	1,352,343	16,921	4,161,839

4.               Advisory Vote on Executive Compensation (Say on Pay): Our stockholders approved the compensation paid to our named executive officers.

Votes For	Against	Abstain	Broker Non-Votes

15,225,391	68,295	18,964	4,161,839

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012

	By:	/s/ Michael C. Wu
		Name:	Michael C. Wu
		Title:	General Counsel and Secretary